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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 24, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING LETTER WAS SENT TO CA SHAREHOLDERS AUGUST 24, 2001:


                                           ONE COMPUTER ASSOCIATES PLAZA
                                           ISLANDIA, NEW YORK 11749
                                           TEL: +1 631 342 6000
                                           FAX: +1 631 342 6800
                                           CA.COM


                                                                 August 24, 2001

Dear Computer Associates Shareholder:

This is the last letter you will receive from us before our annual meeting this coming Wednesday, August 29. THIS IS YOUR LAST CHANCE TO VOTE prior to the meeting.

                      DON'T LET SAM WYLY DERAIL CA'S FUTURE
                   SIGN AND RETURN THE WHITE PROXY CARD TODAY
                   IN THE ENCLOSED PREPAID OVERNIGHT ENVELOPE

         o        We believe CA IS ON TRACK WITH A GREAT FUTURE. Great products.
                  Increasingly satisfied customers. And great reviews for our efforts to give customers increased flexibility in buying software.

         o CA'S STOCK IS UP 70% YEAR TO DATE, beating the S&P 500, the Nasdaq Composite, Apple, Cisco, Compaq, Dell, Hewlett-Packard, IBM, Intel and Microsoft,1 among others.

         o We've also been strengthening our board of directors, ADDING TWO INDEPENDENT DIRECTORS ONLY THIS PAST JUNE and continuing a high level search to bring on new members.

        SAM WYLY IS ASKING YOU TO GIVE HIM SUBSTANTIAL INFLUENCE OVER CA
                          WITHOUT OFFERING YOU ANYTHING


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Sam Wyly-WHO OWNS ONLY 100 SHARES and who has attacked the company on just about every front-is asking you to install four of his handpicked associates who:

  ||     DON'T OWN ANY CA STOCK

  ||     SUPPORTED WYLY'S PLAN TO BREAK UP CA, WHICH WE BELIEVE WAS UNWORKABLE

  ||     WILL BE ENTITLED TO A SUBSTANTIAL PAYMENT FROM WYLY IF THEY ARE ELECTED

Now, Wyly-apparently conceding that the market wasn't buying his plan-is using the courts to attempt to prevent three of CA's largest individual shareholders who disagree with him from voting. In our view, this is hardly consistent with his attempt to portray himself as a "born again" governance expert and JUST ONE MORE EXAMPLE OF WYLY SAYING ONE THING AND DOING ANOTHER.

WE URGE YOU TO SEE THROUGH SAM WYLY'S LATEST "PLAN". CA's August 29 annual meeting is just a few days away. DON'T LET WYLY'S ELEVENTH-HOUR MANEUVERINGS IMPACT YOUR VOTE. Don't buy into what we believe are vague promises and discredited plans.

           DON'T LET WYLY DIVIDE AND POTENTIALLY PARALYZE CA'S BOARD.

WE BELIEVE A DIVIDED BOARD WOULD BE UNWORKABLE, REDUCE ACCOUNTABILITY AND HURT YOUR INVESTMENT. Don't let Wyly move closer to influencing your investment. Don't let Wyly derail CA's future.

                     PLEASE VOTE YOUR WHITE PROXY CARD TODAY
                            THROW AWAY ANY GREEN CARD
                   YOU RECEIVE FROM WYLY OR RANGER GOVERNANCE

We know that we have to earn your support every day, and we intend to stay focused on continuing to build and improve CA. Having built CA over the last 25 years, we couldn't be more excited about the potential of CA over the next 25 years.

                                            Very truly yours,


                 CHARLES B. WANG            SANJAY KUMAR
                 CHAIRMAN                   PRESIDENT & CHIEF EXECUTIVE OFFICER


  For additional information, please call MACKENZIE PARTNERS, INC. TOLL-FREE at 800-322-2885, or call D.F. KING & CO., INC. TOLL-FREE at 800-431-9642.


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1        Based on stock price appreciation from 12/29/00-8/17/01: CA (70%), S&P
         500 (-12%), Nasdaq Composite (-24%), Apple (21%), Cisco (-57%), Compaq (-6%), Dell (32%), Hewlett-Packard (-24%), IBM (23%), Intel (-7%) and
         Microsoft (43%). Figures from Factset.